    As filed with the Securities and Exchange Commission on July 22, 1998
                                               Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               LENOX BANCORP, INC.
   (exact name of registrant as specified in its certificate of incorporation)

OHIO                                      6035                  31-1445959
(state or other jurisdiction of     (Primary Standard          (IRS Employer
incorporation or organization)   Classification Code Number) Identification No.)

                                5255 BEECH STREET
                             ST. BERNARD, OHIO 45217
                                 (513) 242-6900
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                     LENOX BANCORP, INC. 1997 INCENTIVE PLAN
                            (Full Title of the Plan)
                          ----------------------------

                                          COPIES TO:
VIRGINIA DEISCH                           LORI M. BERESFORD, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER     MULDOON, MURPHY & FAUCETTE
LENOX BANCORP, INC.                       5101 WISCONSIN AVENUE, N.W.
5255 BEECH STREET                         WASHINGTON, DC  20016
ST. BERNARD, OHIO 45217                   (202) 362-0840
(513) 242-6900
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                               ----

===================================================================================================
   Title of each Class of     Amount to be   Proposed Purchase  Estimated Aggregate  Registration
Securities to be Registered   Registered(1)   Price Per Share    Offering Price(2)       Fee
---------------------------------------------------------------------------------------------------
    Common Stock                42,567
   $.01 par Value             Shares (3)          $15.22 (4)         $647,870          $192
---------------------------------------------------------------------------------------------------
    Common Stock               17,027
   $.01 par Value             Shares (5)          $15.70 (6)         $267,309          $ 79
===================================================================================================

(1)Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Lenox Bancorp, Inc. 1997 Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common
   Stock of Lenox Bancorp, Inc., pursuant to 17 C.F.R. ss.230.416(a).
(2)Estimated solely for purposes of calculating the registration fee pursuant to 17 C.F.R. ss.230.457(h)(1).
(3)Represents the total number of shares currently reserved or available for issuance as options pursuant to the Plan.
(4)Weighted average price determined by the average exercise price of $14.75 per share at which options for 34,482 shares under the Plan have been granted to date and by $17.25 the market value of the Common Stock on July 20, 1998 as determined by the sales price listed over-the-counter through the National
   Daily  Quotation  Service  "Pink Sheet"  published by the National  Quotation
   Bureau, Inc. for 8,085 shares for which options have not yet been granted under the Plan.
(5)Represents the total number of shares currently reserved or available for issuance as stock awards under the Plan.
(6)Weighted average price determined by the market value of $14.75 per share at which awards for 10,563 shares under the Plan have been granted to date and by $17.25 the market value of the Common Stock on July 20, 1998 as determined by the sales price listed over-the-counter through the National Daily
   Quotation  Service "Pink Sheet" published by the National  Quotation  Bureau,
   Inc. for 6,464 shares for which awards have not yet been granted under the Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.
Number of Pages 17
Exhibit Index begins on Page 12

                               LENOX BANCORP, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Lenox Bancorp, Inc. (the "Company" or the "Registrant") 1997 Incentive Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such document is not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, which include the consolidated balance sheets of the Company and its sole subsidiary, Lenox Savings Bank, as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, together with the related notes (File No. 0-28162) filed with the SEC on March 25, 1998.

      (b) The Form 10-QSB report filed by the Registrant for the fiscal quarter ended March 31, 1998 (File No. 0-28162), filed with the SEC on May 15, 1998.

      (c) The description of Registrant's Common Stock contained in Registrant's Form 8-A (File No. 0-28162), as filed with the SEC on April 8, 1996 pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 12b-15 promulgated thereunder.

      (d) All documents  filed by the  Registrant  pursuant to Section 13(a) and
(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

      The common stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

      The validity of the Common Stock offered hereby has been passed upon by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      (A)   OHIO REVISED CODE

            Division (E) of Section 1701.13 of the Ohio Revised Code authorizes a corporation to indemnify its officers and directors and to pay their expenses subject to certain limitation and exceptions. Both Lenox Savings Bank (the
"Bank") and the Company have adopted provisions providing for the indemnification of officers and directors in accordance with the Ohio Revised Code.

      (B)   THE BANK'S AMENDED CONSTITUTION

      Article Eight of the Amended Constitution of the Bank provides for indemnification of officers and directors as follows:

      Section 1. This Bank shall  indemnify or agree to indemnify any person who
      ---------
was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding whether civil, criminal administrative, or investigative, other than an action by or in the right of this Bank, by reason of the fact that he or she is or was a director or officer of this Bank, or is or was serving at the request of this Bank as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this Bank and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this Bank and, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his conduct was unlawful.

      Section 2. This Bank shall  indemnify or agree to indemnify any person who
      ---------
was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Bank to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of this Bank or is or was serving at the request of this Bank as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this Bank, except that no indemnification shall be made in respect of any of the following

      (A) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to this Bank unless, and only to the extent that, the Court of Common Pleas of Hamilton County, Ohio, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas of Hamilton County, Ohio, or such other court shall deem proper;

      (B) Any action or suit in which the only liability asserted against a director is pursuant to 1701.95 of the Ohio Revised Code.

      Section 3. To the extent that a director or officer has been successful on
      ---------
the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article Eight, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

      Section  4. Any  indemnification  under  Sections  1 or 2 of this  Article
      ----------
Eight, unless ordered by a court, shall be made by this Bank only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article Eight. Such determination shall be made as follows:

      (A) By a majority vote of a quorum consisting of directors of this Bank who were not and are not parties to or threatened with any such action suit, or proceeding,

      (B) If the quorum described in Subsection (A) of this Section 4 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for this Bank or any person to be indemnified within the past five years;

      (C)   By the shareholders;

      (D) By the Court of Common Pleas of Hamilton County, Ohio, or the court in which such action suit, or proceeding was brought.

      Any determination made by the interested directors under Subsection (A) of this Section 4 or by independent legal counsel under Subsection (B) of this
Section 4 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of this Bank under Section 2 of this Article Eight, and within ten days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Hamilton County, Ohio, or the court in which such action or suit was brought to review the reasonableness of such determination.

      Section 5.
      ---------

      (A) Expenses, including attorney's fees, incurred by a director in defending the action suit, or proceeding shall be paid by this Bank as they are incurred, in advance of the final disposition of the action suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he or she agrees to do both of the following

            (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to this Bank or undertaken with reckless disregard for the best interests of this Bank;

            (ii) Reasonably cooperate with this Bank concerning the action, suit, or proceeding.

      (B) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, or agent in defending any action, suit, or proceeding referred to in Section 2 of this Article Eight, may be paid by this Bank as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he or she is not entitled to be indemnified by this Bank.

      Section 6. The indemnification  authorized by this Article Eight shall not
      ---------
be exclusive of and shall be in addition to, any other rights granted to those seeking indemnification under the Articles or the Constitution of this Bank or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

      Section  7. This Bank may  purchase  and  maintain  insurance  or  furnish
      ----------
similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of this Bank, or is or was serving at the request of this Bank as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not this Bank would have the power to indemnify him or her against such liability under this section. Insurance may be purchased from or maintained with a person in which this Bank has a financial interest.

      Section 8. The  authority  of this Bank to indemnify  persons  pursuant to
      ---------
Sections 1 or 2 of this Article Eight does not limit the payment of expenses as they are incurred, indemnification insurance, or other protection that may be provided pursuant to Sections 5, 6 and 7. Sections 1 and 2 of this Article Eight do not create any obligation to repay or return payments made by this Bank pursuant to Sections 5, 6 or 7.

      Section 9. As used in this Article Eight,  references to this Bank include
      ---------
all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he or she would if he or she had served the new or surviving corporation in the same capacity.

      Section  10. Any  action,  suit or  proceeding  to  determine  a claim for
      -----------
indemnification under this Article Eight may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Hamilton County, Ohio. This Bank and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Hamilton County, Ohio, in any such action, suit or proceeding.

       The Bank currently maintains a directors' and officers' liability policy providing for insurance of directors and officers for liability incurred in connection with performance of their duties as directors and officers. Such policy does not, however, provide insurance for losses resulting from willful or criminal misconduct.

      (C)   THE HOLDING COMPANY'S CODE OF REGULATIONS

             Article Six of the Holding Company's Code of Regulations provides for the indemnification of officers and directors as follows:

      Section 1. Third  Party  Actions.  The  Corporation  shall to the  fullest
      ---------  ---------------------
extent permitted by Ohio law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. Derivative Actions.  The Corporation shall indemnify any person
      ---------  ------------------
who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper.

      Section 3. Rights After Successful Defense. To the extent that a director,
      ---------  -------------------------------
trustee, officer, employee, member, manager or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 1 or 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 4. Other Determinations of Rights.  Except in a situation governed
      ---------  ------------------------------
by Section 3, any indemnification under Section 1 or 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, member, manager or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or 2. Such determination shall be made (a) by a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit, or proceeding is present, or (b) if such a quorum is not obtainable (or even if obtainable), and a majority of disinterested directors directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (c) by the affirmative vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors, without regard to voting power which, may thereafter exist upon a default, failure, or other contingency.

      Section 5.  Advances of  Expenses.  Expenses  of each  person  indemnified
      ---------   ---------------------
hereunder incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals), or threat thereof may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager or agent, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

      Section 6. Nonexclusiveness - Heirs. The indemnification  provided by this
      ---------  ------------------------
Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the Articles, these Regulations, any agreement, vote of Shareholders, any insurance purchased by the Corporation, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

      Section 7.  Purchase  of  Insurance.  The  Corporation  may  purchase  and
      ---------   -----------------------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of the Ohio General Corporation Law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.   LIST OF EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-B):

      3.1      Amended Articles of Incorporation of the Registrant.1

      3.2      Amended and Restated Code of Regulations of the Registrant.1

      4.0      Lenox Bancorp, Inc. 1997 Incentive Plan.

      5.0 Opinion of Muldoon, Murphy & Faucette as to the legality of the Common Stock registered hereby.

      23.0 Consent of Muldoon, Murphy & Faucette (contained in the opinion included in Exhibit 5).

      23.1     Consent of Clark, Schaefer, Hackett & Co.

      24.0     Power of Attorney is located on the signature pages.
--------------------------
1 Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form S-1 (SEC No. 33-96248), as amended, filed with the SEC on August 25, 1995 and declared effective on May 13, 1996.

ITEM 9.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, Lenox Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Bernard, State of Ohio, on July 22, 1998.

                                      LENOX BANCORP, INC.



                                      By: /s/ Virginia M. Deisch
                                              ----------------------------------
                                              Virginia M. Deisch
                                              President, Chief Executive Officer
                                              and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Ms. Deisch) constitutes and appoints Virginia M. Deisch and Ms. Deisch hereby constitutes and appoints William P. Riekert, Jr., as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her (or him) and in her (or his) name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Name                    Title                                      Date
    ----                    -----                                      ----

/s/ Virginia M. Deisch      President, Chief Executive Officer     July 22, 1998
-----------------------     and Director (principal executive
Virginia M. Deisch          officer)


/s/ Michael P. Cooper       Chief Financial Officer and Trearer    July 22, 1998
-----------------------     (principal accounting and financial
Michael P. Cooper           officer)


                            Director                               July __, 1998
-----------------------
Gail R. Behymer


/s/ Richard C. Harmeyer     Director                               July 22, 1998
-----------------------
Richard C. Harmeyer

/s/ Robert R. Keller         Director                              July 22, 1998
-----------------------
Robert R. Keller


/s/ William P. Riekert, Jr.  Director                              July 22, 1998
---------------------------
William P. Riekert, Jr.


/s/ Henry E. Brown           Director                              July 22, 1998
--------------------------
Henry E. Brown


/s/ Curtis L. Jackson        Director                              July 22, 1998
--------------------------
Curtis L. Jackson


                             Director                              July __, 1998
--------------------------
Reba St. Clair


                                  EXHIBIT INDEX


                                                                                               Sequentially
                                                                                                 Numbered
                                                                                                   Page
Exhibit No.        Description                      Method of Filing                              Location
-----------        -----------------------------    -----------------------------------------   ------------

3.1                Amended Articles of              Incorporated by reference from the               --
                   Incorporation of the Registrant  Exhibits of the Registrant's Registration
                                                    Statement  on Form S-1  filed  with the
                                                    SEC on  August  25,  1995 and  declared
                                                    effective on May 13, 1996.

3.2                Amended and Restated Code of     Incorporated by reference from the                --
                   Regulations of the Registrant    Exhibits of the Registrant's Registration
                                                    Statement on Form S-1 with the SEC on
                                                    August 25, 1995 and declared effective on
                                                    May 13, 1996.

4.0                Lenox Bancorp, Inc. 1997         Filed herewith.                                    --
                   Incentive Plan

5.0                Opinion of Muldoon,              Filed herewith.
                   Murphy & Faucette

23.0               Consent of Muldoon,              Contained in Exhibit 5.                             --
                   Murphy & Faucette

23.1               Consent of Clark,                Filed herewith.                                     --
                   Schaefer, Hackett & Co.

24.0               Power of Attorney                Located on the signature page.                      --
